BY-LAWS*

OF

THE INVESTMENT COMPANY OF AMERICA

(as amended May 18, 2005)

OFFICES

1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

2. The corporation may also have other offices in the city of Wilmington, State of Delaware, and also offices at such other places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the corporation may require.

SEAL

3. The corporate seal shall have inscribed thereon the name of the corporation and the words ACorporate Seal, Delaware.@ Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

* Gender Designation - Whenever in these By-Laws a gender designation is used, the gender designation is used for convenience only. All references in these By-Laws are intended to be, and will for all purposes be interpreted to be, gender neutral.

STOCKHOLDERS= MEETINGS

4. Meetings of stockholders may be held within or without the State of Delaware. Meetings of stockholders shall be held at the principal office of the corporation in the City of Wilmington, County of New Castle, State of Delaware, unless the place of meeting be changed by the determination or approval of (a) the persons requesting that a special meeting be called, pursuant to the right to so request conferred by these By-Laws, or (b) the person calling such special meeting, if no such request is made or if the request made does not state where the meeting is to be held, or (c) a majority of the Board of Directors, in the case of an annual meeting, or (d) the holders of all of the Capital Stock of the corporation outstanding and entitled to vote, regardless of any place of meeting otherwise determined under this By-Law. The time and place of meeting shall be stated in the notice of meeting, if notice be given; otherwise, in the instrument by which notice is waived. The place of any meeting for the election of directors shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder twenty days before the election is held, in person or by letter mailed to his last known post office address.

5. An annual meeting of stockholders shall be held each year, the exact time and date to be fixed by the Board of Directors, at which they shall elect by plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

7. Each stockholder entitled to vote at a meeting of stockholders may vote in person or may authorize another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized by the person who will be the holder of such proxy to receive such transmission. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

8. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

9. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by the statute, may be called by the President, and shall be called by the President or Secretary at the request in writing of any three members of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire Capital Stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the call.

10. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the corporation, at least ten days prior to the meeting.

11. Written notice of each special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

DIRECTORS

12. The property and business of the corporation shall be managed by its Board of Directors except as otherwise provided in the Certificate of Incorporation or By-Laws of the corporation or by law or statute.

13. The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than fifteen (15). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders. Directors shall be elected at any meeting of stockholders except as provided in Section 16 hereof. Each director shall hold office until his successor is elected and qualified.

14. The directors may hold their meetings, maintain offices, keep the books, records, and files of the corporation, and perform any duty or function within or without the State of Delaware and at such places as they may from time to time determine.

15. Any director of the corporation may be suspended or removed at any time by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote, such vote being cast at any annual or special meeting of stockholders, or by the written order, direction or consent of such holders, with or without a meeting.

16. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or if by increase in the size of the Board a vacancy is created, a majority of the remaining or existing directors, though less than a quorum, shall choose a director to fill such vacancy, who shall hold office until the next annual election and until a successor has been duly elected and qualified, unless sooner displaced.

17. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

18. Directors Emeritus. The Board of Directors may elect Directors Emeritus, chosen from among persons who have served as directors of the Company, without limit as to number or period of service. The term of office of any Directors Emeritus (which may include one or more Chairmen Emeritus) shall be as determined by the Board of Directors. Directors Emeritus shall be invited, but not required, to attend and to speak at meetings of the Board of Directors and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. Directors Emeritus shall be paid such compensation and reimbursed for such expenses as shall be determined from time to time by the Board of Directors and may be provided some or all of the information and documents relating to the Company that is provided to the Board of Directors as may be determined from time to time by the Board and/or the officers of the Company. Directors Emeritus shall not be members of the Board of Directors and shall have none of the rights, obligations or duties of a director including, without limitation, voting rights. Unless otherwise expressly required by the context, the term “director” or “directors” as used in these By-laws does not include Directors Emeritus.

19. The Board of Directors who are not considered “interested persons” of the Corporation under the 1940 Act may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.

COMMITTEES OF DIRECTORS

20. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

21. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

22. Directors shall receive no compensation for their services except fees in such amount as may from time to time be authorized by the Board of Directors. Directors may be reimbursed for such expenses as they incur in serving as directors and attending meetings of the Board of Directors and of committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

MEETINGS OF THE BOARD

23. The first meeting of the Board of Directors shall be held at such place and time, either within or without the State of Delaware, as shall be fixed by the stockholders at a meeting, or at such place and time, either within or without the State of Delaware, as may be fixed by the consent in writing of all the directors. Notice to directors of the place and time of such first meeting shall be required only in case the place and time be fixed by the stockholders.

24. Regular meetings of the board of Directors may be held without notice at such time and place either within or without the State of Delaware as from time to time shall be determined by the Board.

25. Special meetings of the Board of Directors may be called at any time by the Chairman or Vice Chairman of the Board, the President, or any Vice President on four days= notice to each director, either personally or by mail, telegram, cablegram, or radiogram; special meetings shall be called the President or Secretary in like manner, and on like notice, at the written request of any two directors. Such notices shall be deemed to be given at the time when in normal course of post, telegraph, cable, or radio they would be received. Special meetings shall be held a such place as the requesting officer or directors shall appoint, which shall be stated in the notice of the meeting. No call shall be necessary where notice of the time and place of the meeting is waived in writing by all of the directors.

26. At all meetings of the Board of Directors, three of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, unless such number shall be less than one-third of the total number of directors, in which event one-third of the total number of directors shall constitute a quorum. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. A meeting attended by less than a quorum may adjourn the meeting to a later date which, however, shall not be later than the next regular meeting of the directors.

CHAIRMAN OF THE BOARD

27. The Chairman of the Board, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors or as may be required by law. If, the Chairman of the Board is a director who is not an “interested person” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 (“independent director”) the Chairman of the Board shall serve as a non-executive Chairman and shall not be considered an officer of the Corporation. The election of an independent director as Chairman of the Board will not reduce the responsibilities of the other Directors. The Chairman of the Board shall hold such title until a successor shall have been duly chosen and qualified, or until the Chairman shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

OFFICERS

28. The corporation shall have a Vice Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer, who shall be chosen by the Board of Directors. The Board of Directors may choose an Executive Vice President, one or more Senior Vice Presidents, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any three offices, other than the offices of President and Vice President, Secretary and Assistant Secretary, Treasurer and Assistant Treasurer, and President and Secretary, may be held by the same person. The Board of Directors may designate the seniority of the respective Vice Presidents, at the time of their election or otherwise, but such seniority need not be indicated in the title conferred on or used by them as Vice Presidents. If any Vice President shall succeed to the office of President, and is then holding office as Secretary, his office as Secretary shall be automatically vacated. The Vice Chairman of the Board shall be member of the Board of Directors.

29. The Board of Directors may appoint, select and employ such other officers as it shall deem necessary.

30. The salaries, remuneration, and other compensation of the officers of the corporation shall be fixed by the Board of Directors.

31. The Vice Chairman of the Board, the President, the Vice Presidents, the Secretary, and the Treasurer of the corporation shall hold office until their successors are chosen and qualify in their stead, or until they resign or are removed. Other officers shall hold offices for such terms as shall be determined by the Board of Directors. The Board of Directors may remove any officer or discharge any agent or employee at any time, without cause provided, however, that removal of the Vice Chairman of the Board, the President, any Vice President, the Secretary, or the Treasurer of the corporation shall require the affirmative vote of a majority of the whole Board of Directors. A vacancy occurring in any office at any time may be filled by the Board.

32.  Any officer, agent, or employee of the corporation may be suspended or removed at any time by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote, such vote being cast at any annual or special meeting of stockholders, or by the written order, direction, or consent of such holders, with or without a meeting.

32A. Either the Vice Chairman of the Board or President shall be the Chief Executive Officer of the corporation.

PRESIDENT

33. The President shall be the Chief Operating Officer of the corporation and shall be ex-officio a member of all standing committees. In the absence of the Chairman of the Board the Vice Chairman or President shall preside at all meetings of the stockholders and directors, and shall have all other powers and duties of the Chairman.

34. The Vice Chairman or President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation.

VICE PRESIDENTS

35. The Vice Presidents, in the order of their seniority (which need not be seniority in time but may be designated upon election) shall, in the absence or disability of the Vice Chairman of the Board and the President, perform the duties and exercise the powers of the President, and shall perform such other duties and exercise such other powers as the Board of Directors shall prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

36. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, or shall obtain waivers of notice, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall have the general powers usually vested in the office of Secretary of a corporation. The Secretary may delegate any of his duties, powers or authorities to one or more Assistant Secretaries unless such delegation be disapproved by the Board of Directors.

37. The Assistant Secretaries, in order of their rank as determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

THE TREASURER AND ASSISTANT TREASURERS

38. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall have the general powers usually vested in the office of a Treasurer of a corporation. The Treasurer may delegate any of his duties, powers, and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

39. The Assistant Treasurers, in the order of their rank as determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

INDEMNIFICATION AND INSURANCE

40. Indemnification. The corporation shall promptly indemnify and hold harmless each of its directors and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or expenses (collectively, “Liability”) actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the corporation, to the fullest extent permitted by the Certificate of Incorporation and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect, subject to the provisions of paragraphs (a) and (b) of this paragraph 40. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time these By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these By-laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(a) Special Condition. With respect to Liability to the corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be indemnified and held harmless pursuant to this paragraph 40 against any Liability to the corporation or its stockholders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940 (“disabling conduct”).

(b) Special Process Condition. With respect to Liability to the corporation or its stockholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the director or officer has not engaged in disabling conduct. In making such a determination, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting indemnification who is not an “interested person” of the corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

41. Advancement of Expenses. The corporation shall promptly advance funds to its directors and officers, and may advance funds to its employees and agents, to cover expenses they incur with respect to any proceeding arising out of or in connection with their service to the corporation, to the fullest extent permitted by the Certificate of Incorporation and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect.

(a) Affirmation of Conduct. A request by a director or officer for advancement of funds pursuant to this paragraph 41 shall be accompanied by the director’s or officer’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

(b) Special Conditions to Advancement. With respect to Liability to the corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be entitled to advancements of expenses pursuant to this paragraph 41 against any Liability to the corporation or its stockholders if (1) the corporation has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the director or officer, that the advance will be repaid if the director or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the director or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting an advance who is not an “interested person” of the corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

42. Insurance. The corporation shall purchase and maintain in effect one or more policies of insurance on behalf of its directors and officers in such amounts and with such coverage as shall be determined from time to time by the board of directors, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the corporation, with customary limitations and exceptions, whether or not the corporation would have the power to indemnify such person against such expenses pursuant to this section, Indemnification and Insurance.

43. General Provisions.

(a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of expenses to, directors and officers of the corporation set forth in this section, Indemnification and Insurance, shall not be deemed exclusive of any other contractual or legal rights to which a director or officer may otherwise be entitled.

(b) Continuation of Provisions. The provisions of this section, Indemnification and Insurance, shall continue as to a person who has ceased to provide service to the corporation and shall inure to the benefit of his or her spouses, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Certificate of Incorporation or By-Laws of the corporation shall limit or eliminate the right of a person to indemnification, advancement of expenses and insurance set forth in this section, Indemnification and Insurance, with respect to his or her acts, omissions or service to the corporation occurring prior to such amendment.

44. Definitions. For purposes of this section, Indemnification and Insurance, the following terms shall have the following meanings:

(1) “Disabling conduct” shall be as defined in paragraph 40(a).

(2) “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

(3) “Liability” shall be as defined in paragraph 40.

(4) The term “proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

(5) A person’s “service to the corporation” shall include without limitation his or her service as a director, officer, employee, agent or representative of the corporation, and his or her service at the request of the corporation as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

BONDS

45. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the corporation in such sum and with such surety or sureties as the Board may deem adviseable.

45A.
(a) The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, against any liability or cost arising out of their service to the corporation, to the fullest extent permitted by the law of the State of Delaware, except as set forth in paragraph (b) and except as conditioned by paragraph (c).

(b) The corporation may not indemnify any of its directors or officers against any liability to the corporation or to its stockholders to which he or she is subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office as described in Section 17(h) of the Investment Company Act of 1940 ("disabling conduct").

(c) Indemnification by the corporation of any director or officer against any liability to the corporation or to its stockholders is conditioned on either:

(1) a final decision on the merits by a court or other body before which a proceeding relating to the liability of that director or officer is brought finding that he or she is not liable by reason of disabling conduct; or

(2) in the absence of such a decision, a determination, based upon a review of the facts, that the director or officer is not liable by reason of disabling conduct, by either:

a. the vote of a majority of a quorum of directors, who are neither Ainterested persons@ of the corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding; or

b.	independent legal counsel in a written opinion; or

(3) the dismissal of either a court or an administrative proceeding against the director or officer for insufficiency of evidence of any disabling conduct with which he or she has been charged.

(d) Under the conditions set forth in paragraph (e), the corporation shall advance funds to its officers and directors, and may advance funds to its employees and agents, to cover expenses, including attorneys' fees, they incur in defending any civil, criminal, administrative or investigative action, suit or proceeding, arising out of their service as directors or officers, to the fullest extent permitted by Delaware law.

(e) The corporation shall advance funds to cover expenses, including attorneys= fees, incurred by any director or officer in connection with the defense of any proceeding described in paragraph (d) only if an undertaking is provided by or on behalf of the director or officer to repay the advance unless it is ultimately determined using the procedure described in clause (c) (1) or (c) (2) or (c) (3) that he or she is entitled to indemnification. It shall be a condition to any such advance that either:

(1) the director or officer shall provide security for his or her undertaking; or

(2) the corporation shall be insured against losses arising by reason of any unlawful advance; or

(3)  either (aa) a majority of a quorum of the directors, who are neither Ainterested persons@ of the corporation as defined in Section 2(a) (19) of the Investment Company Act of 1940 nor parties to the proceeding, or (bb) independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the director or officer will be found entitled to indemnification.

(f) Provisions in this Section for indemnification of, and advancement of expenses to, officers, directors, employees and agents shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

CERTIFICATES OF STOCK

46.  The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder=s name and number of shares and shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Where the stock certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile.

TRANSFERS OF STOCK

47. Transfer of shares of the Capital Stock of the corporation shall be made on the books of the corporation upon surrender of the certificates therefor, properly endorsed or accompanied by evidence of succession, assignment, or authority to transfer satisfactory to the corporation or its transfer agent. Upon transfer it shall be the duty of the corporation to issue a new certificate to the person entitled thereto.

TRANSFER AGENTS AND REGISTRARS

48. The Board of Directors may appoint and employ such transfer agent or agents and/or such registrar or registrars as it may deem advisable to assist the corporation in connection with the transfer and/or issue of shares of its Capital Stock, rights, options, and privileges to purchase shares of its Capital Stock, bonds, debentures, certificates of indebtedness, and other obligations issued or assumed by it, and other securities. The Board may require that any certificate, warrant, bond, debenture or similar instrument bear the signature or signatures of a transfer agent and/or registrar.

48A. All securities, moneys and funds of the corporation shall be entrusted for safekeeping to a properly qualified bank or trust company. With the exception of funds currently required for business operations and other corporate expenses, and which shall not exceed a maximum of three percent (3%) of the assets of the corporation, the custodian of moneys and securities shall be a properly qualified bank or trust company with an aggregate capital, surplus, and undivided profits of not less than three million dollars. Any provisions of By-Law 58 notwithstanding, this By-Law 47A shall not be amended save by the affirmative vote of the holders of a majority of the shares of the Capital Stock of the corporation outstanding and entitled to vote at any regular or special meeting of stockholders.

DETERMINATION OF STOCKHOLDERS OF RECORD

49. The Board of Directors shall have the power to fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, nor more than sixty days preceding the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Capital Stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

50. The corporation shall be entitled to treat the person in whose name any share of the Capital Stock of the corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatever, and shall be entitled to treat the person in whose name any right, option or privilege to purchase shares of the Capital Stock of the corporation is registered as the owner thereof for all purposes whatever; the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or such right, option or privilege to purchase a share, on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by statute.

LOST CERTIFICATES

51. Upon presentation to the corporation of a proper affidavit attesting the loss, destruction, or mutilation of any certificate for a share or shares of the Capital Stock of the corporation, or any certificate or warrant evidencing any right, option, or privilege to purchase a share or shares of the Capital Stock of the corporation, the Board of Directors may direct the issuance of a new certificate or warrant in lieu of and to replace the certificate or warrant so alleged to be lost, destroyed, or mutilated. Except as otherwise specifically required by statute the Board of Directors may require as a condition precedent to the issuance of a new certificate or warrant, any or all of the following, to wit: (a) presentation of such additional evidence or proof of the loss, destruction, or mutilation claimed as the Board may deem advisable; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity in such form and amount, and with such sureties or without sureties as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

CHECKS AND OTHER INSTRUMENTS

52. All checks, drafts, or demands or orders for the payment of money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

53. The Board of Directors of the corporation may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

FISCAL YEAR

54. The fiscal year shall begin on the 1st day of January and end on the 31st day of December in each year.

BOOKS AND RECORDS

55. The proper officers and agents of the corporation shall keep and maintain such books, records, and accounts of the corporation=s business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware and/or other states or jurisdictions empowered to impose such requirements.

STATEMENTS TO STOCKHOLDERS

56. The directors and officers of the corporation shall prepare and exhibit or make available or cause to be prepared and exhibited or made available to stockholders such statements of operations and properties of the corporation as they shall deem advisable and as shall be required by the laws of the State of Delaware, and/or other states or jurisdictions empowered to impose such requirements.

NOTICE AND WAIVERS OF NOTICE

57. Notices required to be given to any director, officer, or stockholder may be given in person or by written notice mailed or sent by telegraph, radiogram, or cablegram to such director, officer, or stockholder at his last address as it appears on the books of the corporation, and in default of such address to such director, officer, or stockholder at the general post office in the City of Wilmington, State of Delaware, and, except as otherwise in the Certificate of Incorporation or By-Laws of the corporation or by statute provided such notice shall be deemed to be given at the time when the same shall be mailed or sent.

58. Whenever any notice whatever is required to be given under the provisions of the Certificate of Incorporation or By-Laws of the corporation, or by any law or statute, said notice may be waived, and the waiver thereof in writing, signed by the person or persons entitled to receive said notice, whether before or after the meeting or other time stated in said notice or to which such notice is directed, shall be deemed equivalent thereto. Waivers given by telegram, radiogram, or cablegram shall be deemed waivers in writing within the meaning of this By-Law.

AMENDMENTS

59. The By-Laws may be altered or repealed, and new By-Laws may be made to replace or add to the By-Laws or any of them by the affirmative vote of the holders of the majority of the shares of the Capital Stock of the corporation outstanding and entitled to vote, at any regular or special meeting of stockholders, or by the affirmative vote of a majority of the whole Board of Directors. Notice of proposed alterations, repeals, replacements, or additions shall be contained in the notice of any such meeting, but may be waived in the same manner that notice may be waived. No change of the time or place for the election of directors shall be made within sixty days next before the day on which the election is to be held. The power hereby conferred upon the directors to alter, repeal, replace, and add By-Laws is subject and subordinate to the power hereby and by the Certificate of Incorporation conferred upon the stockholders having general voting power to review, modify, and rescind any such action by the affirmative vote or written order, direction, or consent of the holders of a majority of outstanding shares of stock having general voting power of the corporation.